Exhibit 23

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders

Alberto-Culver Company:

We consent to the incorporation by reference in the registration statements on Form S-8 (Numbers 333-70067, 333-72262, 333-101573, 333-101620, 333-102682, 333-102683, 333-102685, 333-110275 and 333-110276) and Form S-3 (Numbers 333-49649 and 333-54302) of Alberto-Culver Company of our reports dated December 8, 2005, with respect to the consolidated balance sheets of Alberto-Culver Company and Subsidiaries as of September 30, 2005 and 2004, and the related consolidated statements of earnings, cash flows and stockholders’ equity and the related financial statement schedule for each of the years in the three-year period ended September 30, 2005, and management’s assessment of the effectiveness of internal control over financial reporting as of September 30, 2005 and the effectiveness of internal control over financial reporting as of September 30, 2005, which reports appear or are incorporated by reference in the September 30, 2005 annual report on Form 10-K of Alberto-Culver Company.

/s/ KPMG LLP

KPMG LLP
Chicago, Illinois
December 8, 2005